Exhibit 10.28

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT is made and entered into this 14th day of September, 2010, by and between the Trustees of Northwest Associates (“Landlord”) and LeMaitre Vascular, Inc. (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant originally entered into a lease dated March 23, 2010 (the “Lease”) with respect to certain portions of the building (the “Building”) located at 53 Second Avenue, Burlington, MA; and

WHEREAS, pursuant the Lease, the Premises were to initially consist of a portion of the Building measuring approximately 16,629 rentable square feet (later to expand to consist of the entire Building and measuring approximately 27,289 rentable square feet); and

WHEREAS, the parties have agreed to increase the initial size of the Premises to approximately 17,617 rentable square feet, and to make certain other amendments to the Lease.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other valuable consideration, the Lease is hereby modified and amended as follows:

1. The recitals set forth above are hereby incorporated by reference. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

2. Effective as of the date hereof, the definitions contained in Section 1.1 of the Lease regarding the Premises, Rentable Floor Area of the Premises, Annual Fixed Rent Rate, Monthly Fixed Rent Rate, Tenant’s Percentage, Initial Estimate of Tenant’s Percentage of Taxes for the Tax Year, and Initial Estimate of Tenant’s Percentage of Operating Costs for the Calendar Year shall be deleted in their entirety and replaced by the following:

Premises:	i) for the period of time from the Commencement Date to the day prior to the Expansion Date (as defined below): A portion of the Building consisting of approximately 17,617 rentable square feet, as shown on Exhibit A attached hereto, and (ii) from and after the Expansion Date, the entire Building consisting of approximately 27,289 rentable square feet.

Rentable Floor
Area of Premises:	(i) for the period of time from the Commencement Date to the day prior to the Expansion Date: approximately 17,617 rentable square feet, as shown on Exhibit A, and (ii) from and after the Expansion Date, approximately 27,289 rentable square feet.

Annual Fixed Rent Rate:	Commencement Date – the day prior to the Expansion Date:	$140,940.00
	Expansion Date – Expiration Date:	$218,304.00

Monthly Fixed Rent Rate:	Commencement Date – the day prior to the Expansion Date:	$11,745.00
	Expansion Date – Expiration Date:	$18,192.00

Tenant’s Percentage:	The ratio of the Rentable Floor Area of the Premises to the total rentable floor area of the Building, which shall (i) for the period of time from the Commencement Date through the day prior to the Expansion Date shall initially be deemed to be Sixty-Four and Fifty-Six One Hundredths percent (64.56%), and (ii) for the period of time from and after the Expansion Date, shall be One Hundred percent (100%).

Initial Estimate of Tenant’s Percentage of Taxes for the Tax Year:	$32,640.00

Initial Estimate of Tenant’s Percentage of Operating Costs for the Calendar Year:	$48,408.00

3. Effective upon the date hereof, the first sentence in Section 3.3 of the Lease shall be deleted in its entirety and replaced with the following:

“Landlord shall provide Tenant with an initial allowance of up to $100,000.00 (the “Initial Allowance”) to be used towards the cost of the TIW, and a secondary allowance of $25,000.00 (the “Secondary Allowance”) for further work within the Premises to be undertaken by Tenant pursuant to the terms hereof following the Expansion Date (the “Secondary Work”).”

4. Effective upon the date hereof, Exhibit A of the Lease will be deleted in its entirety and replaced by the Exhibit A attached hereto.

5. Effective as of the date hereof, the paragraph entitled “Structure” on Exhibit C to the Lease shall be deleted in its entirety and replaced with the flowing:

“Structure: The existing structure of the building will be modified by removing approximately 2,640 square feet of existing floor slab, excavating, and installing a new floor slab at an elevation that is approximately 8 feet 10 inches lower than the remaining floor slab, thus creating a high bay space that will be not less than 20 feet from the new slab to the underside of the suspended ceiling. Six new columns will be installed to support the existing roof from the new, lower, structure.”

As modified herein, all of the terms, conditions, and provisions of the Lease are ratified and confirmed and shall continue in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment of Lease under seal as of the date first written above.

LANDLORD:

/s/ Rodger P. Nordblom
Rodger P. Nordblom, as trustee, and not individually

/s/ Peter C. Nordblom
Peter C. Nordblom, as trustee, and not individually

TENANT:
LEMAITRE VASCULAR, INC.

/s/ Trent G. Kamke
Trent G. Kamke, Senior V.P. Operations

EXHIBIT A

PLAN SHOWING PREMISES